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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-77219 and 333-30464) of Net Perceptions, Inc. of our report dated January 27, 2000, except as to Note 12, which is as of February 14, 2000, relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 24, 2000